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                                                                Exhibit 23.1



                              CONSENT OF KPMG LLP


The Board of Directors and Stockholders
American Classic Voyages Co.:

We consent to the use of our report dated February 20, 1998 on the consolidated financial statements of American Classic Voyages Co. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference in the registration statement on Form S-3 and to the reference of our firm under the heading "Experts" in the prospectus.





Chicago, Illinois
February 19, 1999